Exhibit 99.1

NEWS	MEDIA CONTACT
Allie Bovis
FOR IMMEDIATE RELEASE	abovis@hcg.com

INVESTOR CONTACT
John D. Kelly
investor@hcg.com
Huron Announces Second Quarter 2022 Financial Results and Updates 2022 Guidance
SECOND QUARTER 2022 HIGHLIGHTS
•Revenues increased $43.2 million, or 18.8%, to $273.3 million in Q2 2022 from $230.1 million in Q2 2021.
•Net income increased $1.1 million, or 8.4%, to $13.9 million in Q2 2022 from $12.8 million in Q2 2021.
•Adjusted EBITDA(7), a non-GAAP measure, increased $7.6 million, or 29.6%, to $33.2 million in Q2 2022 from $25.6 million in Q2 2021.
•Diluted earnings per share increased $0.07, or 11.9%, to $0.66 in Q2 2022 from $0.59 in Q2 2021.
•Adjusted diluted earnings per share(7), a non-GAAP measure, increased $0.14, or 20.3%, to $0.83 in Q2 2022 from $0.69 in Q2 2021.
•Huron repurchased 0.5 million shares of the company's common stock for $28.3 million in Q2 2022.
YEAR-TO-DATE 2022 HIGHLIGHTS AND 2022 GUIDANCE
•Revenues increased $100.0 million, or 23.1%, to $533.4 million for the first six months of 2022 from $433.3 million for the same prior year period.
•Net income increased $22.5 million to $40.7 million for the first six months of 2022 from $18.2 million for the same prior year period. Results for the first six months of 2022 include an unrealized gain of $19.8 million, net of tax, on the company's investment in a hospital-at-home company recognized in Q1 2022.
•Adjusted EBITDA(7), a non-GAAP measure, increased $13.3 million, or 31.5%, to $55.3 million for the first six months of 2022 from $42.1 million for the same prior year period.
•Diluted earnings per share increased $1.12 to $1.94 for the first six months of 2022 from $0.82 for the same prior year period.
•Adjusted diluted earnings per share(7), a non-GAAP measure, increased $0.29, or 28.2%, to $1.32 for the first six months of 2022 from $1.03 for the same prior year period.
•Huron repurchased 1.0 million shares of the company's common stock for $52.2 million in the first six months of 2022.
•Huron updates its previous earnings guidance range for full year 2022, including increasing and narrowing revenue expectations to a range of $1.04 billion to $1.08 billion.
CHICAGO - Jul 28, 2022 - Global professional services firm Huron (NASDAQ: HURN) today announced financial results for the second quarter ended June 30, 2022.
“Strong demand across all three operating segments enabled us to achieve 19% revenue growth over the prior year quarter. Our Digital capability, serving the healthcare, education, and commercial industries, grew 47% over the prior year quarter, reflecting ongoing strong demand for our digital transformation offerings across each segment,” said James H. Roth, chief executive officer of Huron. “Despite uncertainties in the macro environment, we are raising our revenue and earnings guidance based on our view of the demand outlook for our core offerings for the remainder of the year.”
SECOND QUARTER 2022 RESULTS
Revenues increased $43.2 million, or 18.8%, to $273.3 million for the second quarter of 2022, compared to $230.1 million for the second quarter of 2021.
Net income increased $1.1 million, or 8.4%, to $13.9 million for the second quarter of 2022, compared to $12.8 million for the same quarter last year. Diluted earnings per share increased $0.07, or 11.9%, to $0.66 for the second quarter of 2022, compared to $0.59 for the second quarter of 2021.
Second quarter 2022 earnings before interest, taxes, depreciation and amortization ("EBITDA")(7) increased $6.4 million, or 25.7%, to $31.2 million, compared to $24.8 million in the same prior year period.
In addition to using EBITDA to evaluate the company’s financial performance, management uses other non-GAAP financial measures, which exclude the effect of the following items (in thousands):

	Three Months Ended June 30,
	2022	2021
Amortization of intangible assets	$2,818	$2,289
Restructuring charges	$2,069	$861
Other losses	$21	$—
Transaction-related expenses	$—	$(29)
Tax effect of adjustments	$(1,301)	$(827)
Foreign currency transaction gains, net	$(100)	$(48)
Adjusted EBITDA(7) increased $7.6 million, or 29.6%, to $33.2 million, or 12.2% of revenues, in the second quarter of 2022, compared to $25.6 million, or 11.1% of revenues, in the same quarter last year. Adjusted net income(7) increased $2.4 million to $17.5 million, or $0.83 per diluted share, for the second quarter of 2022, compared to $15.1 million, or $0.69 per diluted share, for the same quarter in 2021.
The number of revenue-generating professionals(1) increased 22.7% to 4,243 as of June 30, 2022 from 3,459 as of June 30, 2021. The utilization rate(5) of the company's Consulting capability decreased to 73.2% during the second quarter 2022, compared to 74.6% during the same period last year. The utilization rate(5) for the company's Digital capability increased to 74.3% during the second quarter 2022, compared to 73.2% during the same period last year.
Additionally, in the second quarter of 2022, Huron repurchased 497,547 shares of the company's common stock for $28.3 million.
YEAR-TO-DATE 2022 RESULTS
Revenues increased $100.0 million, or 23.1%, to $533.4 million for the first six months of 2022, compared to $433.3 million for the first six months of 2021.
Net income increased $22.5 million to $40.7 million for the first six months of 2022, compared to $18.2 million for the first six months of 2021. Diluted earnings per share increased $1.12 to $1.94 for the second quarter of 2022, compared to $0.82 for the same period last year. Results for the first six months of 2022 include an unrealized gain of $19.8 million, net of tax, related to the increase in fair value of the company's investment in a hospital-at-home company.
EBITDA(7) for the first six months of 2022 increased $38.6 million, or 96.4%, to $78.7 million, compared to $40.0 million in the same prior year period.

In addition to using EBITDA to evaluate the company’s financial performance, management uses other non-GAAP financial measures, which exclude the effect of the following items (in thousands):

	Six Months Ended June 30,
	2022	2021
Amortization of intangible assets	$5,678	$4,688
Restructuring charges	$3,624	$1,489
Other losses	$33	$42
Transaction-related expenses	$50	$141
Unrealized gain on preferred stock investment	$(26,964)	$—
Tax effect of adjustments	$4,658	$(1,685)
Foreign currency transaction losses (gains), net	$(81)	$355
Adjusted EBITDA(7) increased $13.3 million, or 31.5%, to $55.3 million, or 10.4% of revenues, for the first six months of 2022, compared to $42.1 million, or 9.7% of revenues, for the same period last year. Adjusted net income(7) increased $4.9 million, or 21.5%, to $27.8 million, or $1.32 per diluted share, for the first six months of 2022, compared to $22.9 million, or $1.03 per diluted share, for the first six months of 2021.
The number of revenue-generating professionals(1) increased 22.7% to 4,243 as of June 30, 2022 from 3,459 as of June 30, 2021. The utilization rate(5) of the company's Consulting capability increased to 72.4% during the first six months of 2022, compared to 70.5% during the same period last year. The utilization rate(5) for the company's Digital capability increased to 73.6% during the first six months 2022, compared to 72.3% during the same period last year.
Additionally, in the first six months of 2022, Huron repurchased 1,020,946 shares of the company's common stock for $52.2 million, representing 4.7% of the common stock outstanding as of December 31, 2021.
OPERATING INDUSTRIES
Huron’s results reflect a portfolio of service offerings focused on helping clients address complex business challenges.
The company’s year-to-date 2022 revenues by operating segment as a percentage of total company revenues are as follows: Healthcare (47%); Education (32%); and Commercial (21%). Financial results by operating industry are included in the attached schedules and in Huron's forthcoming Quarterly Report on Form 10-Q filing for the quarter ended June 30, 2022.
OUTLOOK FOR 2022
Based on currently available information, the company increased and narrowed guidance for full year 2022 revenues before reimbursable expenses to a range of $1.04 billion to $1.08 billion. The company anticipates adjusted EBITDA as a percentage of revenues in a range of 11.5% to 12.0% and non-GAAP adjusted diluted earnings per share in a range of $3.15 to $3.45.
Management will provide a more detailed discussion of its outlook during the company's earnings conference call webcast.
SECOND QUARTER 2022 WEBCAST
The company will host a webcast to discuss its financial results today, July 28, 2022, at 5:00 p.m. Eastern Time, 4:00 p.m. Central Time. The conference call is being webcast by Notified and can be accessed from Huron's website at http://ir.huronconsultinggroup.com. A replay will be available approximately two hours after the conclusion of the webcast and for 90 days thereafter.

USE OF NON-GAAP FINANCIAL MEASURES(7)
In evaluating the company’s financial performance and outlook, management uses EBITDA, adjusted EBITDA, adjusted EBITDA as a percentage of revenues, adjusted net income, and adjusted diluted earnings per share, which are non-GAAP measures. Management uses these non-GAAP financial measures to gain an understanding of the company's comparative operating performance (when comparing such results with previous periods or forecasts). These non-GAAP financial measures are used by management in their financial and operating decision making because management believes they reflect the company's ongoing business in a manner that allows for meaningful period-to-period comparisons. Management also uses these non-GAAP financial measures when publicly providing their business outlook, for internal management purposes, and as a basis for evaluating potential acquisitions and dispositions. Management believes that these non-GAAP financial measures provide useful information to investors and others in understanding and evaluating Huron’s current operating performance and future prospects in the same manner as management does, if they so choose, and in comparing in a consistent manner Huron’s current financial results with Huron’s past financial results. Investors should recognize that these non-GAAP measures might not be comparable to similarly titled measures of other companies. These measures should be considered in addition to, and not as a substitute for or superior to, any measure of performance, cash flows or liquidity prepared in accordance with accounting principles generally accepted in the United States.
Management has provided its outlook regarding adjusted EBITDA and adjusted diluted earnings per share, both of which are non-GAAP financial measures and exclude certain charges. Management has not reconciled these non-GAAP financial measures to the corresponding GAAP financial measures because guidance for the various reconciling items is not provided. Management is unable to provide guidance for these reconciling items because they cannot determine their probable significance, as certain items are outside of the company's control and cannot be reasonably predicted since these items could vary significantly from period to period. Accordingly, reconciliations to the corresponding GAAP financial measures are not available without unreasonable effort.
ABOUT HURON
Huron is a global professional services firm that collaborates with clients to put possible into practice by creating sound strategies, optimizing operations, accelerating digital transformation, and empowering businesses and their people to own their future. By embracing diverse perspectives, encouraging new ideas and challenging the status quo, we create sustainable results for the organizations we serve. Learn more at www.huronconsultinggroup.com.
Statements in this press release that are not historical in nature, including those concerning the company’s current expectations about its future results, are “forward-looking” statements as defined in Section 21E of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995. Forward-looking statements are identified by words such as “may,” “should,” “expects,” “provides,” “anticipates,” “assumes,” “can,” “will,” “meets,” “could,” “likely,” “intends,” “might,” “predicts,” “seeks,” “would,” “believes,” “estimates,” “plans,” “continues,” “goals,” “guidance,” or “outlook” or similar expressions. These forward-looking statements reflect the company's current expectations about future requirements and needs, results, levels of activity, performance, or achievements. Some of the factors that could cause actual results to differ materially from the forward-looking statements contained herein include, without limitation: the impact of the COVID-19 pandemic on the economy, our clients and client demand for our services, and our ability to sell and provide services, including the measures taken by governmental authorities and businesses in response to the pandemic, which may cause or contribute to other risks and uncertainties that we face; failure to achieve expected utilization rates, billing rates and the number of revenue-generating professionals; inability to expand or adjust our service offerings in response to market demands; our dependence on renewal of client-based services; dependence on new business and retention of current clients and qualified personnel; failure to maintain third-party provider relationships and strategic alliances; inability to license technology to and from third parties; the impairment of goodwill; various factors related to income and other taxes; difficulties in successfully integrating the businesses we acquire and achieving expected benefits from such acquisitions; risks relating to privacy, information security, and related laws and standards; and a general downturn in market conditions. These forward-looking statements involve known and unknown risks, uncertainties, and other factors, including, among others, those described under “Item 1A. Risk Factors” in Huron's Annual Report on Form 10-K for the year ended December 31, 2021 that may cause actual results, levels of activity, performance or achievements to be materially different from any anticipated results, levels of activity, performance, or achievements expressed or implied by these forward-looking statements. The company disclaims any obligation to update or revise any forward-looking statements as a result of new information or future events, or for any other reason.

HURON CONSULTING GROUP INC.
CONSOLIDATED STATEMENTS OF OPERATIONS AND OTHER COMPREHENSIVE INCOME (LOSS)
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2022	2021	2022	2021
Revenues and reimbursable expenses:
Revenues	$273,325	$230,126	$533,374	$433,339
Reimbursable expenses	7,492	3,252	12,218	5,186
Total revenues and reimbursable expenses	280,817	233,378	545,592	438,525
Operating expenses:
Direct costs (exclusive of depreciation and amortization included below)	189,233	161,526	376,480	309,641
Reimbursable expenses	7,576	3,316	12,332	5,319
Selling, general and administrative expenses	46,033	45,190	94,428	84,998
Restructuring charges	2,069	861	3,624	1,489
Depreciation and amortization	6,902	6,356	13,766	12,709
Total operating expenses	251,813	217,249	500,630	414,156
Operating income	29,004	16,129	44,962	24,369
Other income (expense), net:
Interest expense, net of interest income	(2,446)	(2,029)	(4,642)	(3,748)
Other income (expense), net	(4,881)	2,151	19,484	2,571
Total other income (expense), net	(7,327)	122	14,842	(1,177)
Income before taxes	21,677	16,251	59,804	23,192
Income tax expense	7,802	3,454	19,077	4,990
Net income	$13,875	$12,797	$40,727	$18,202
Earnings per share:
Net income per basic share	$0.67	$0.59	$1.97	$0.84
Net income per diluted share	$0.66	$0.59	$1.94	$0.82
Weighted average shares used in calculating earnings per share:
Basic	20,582	21,555	20,715	21,743
Diluted	20,967	21,871	21,047	22,105
Comprehensive income (loss):
Net income	$13,875	$12,797	$40,727	$18,202
Foreign currency translation adjustments, net of tax	(656)	82	(699)	482
Unrealized gain (loss) on investment, net of tax	773	1,422	(1,888)	(3,226)
Unrealized gain on cash flow hedging instruments, net of tax	971	218	5,296	1,647
Other comprehensive income (loss)	1,088	1,722	2,709	(1,097)
Comprehensive income	$14,963	$14,519	$43,436	$17,105

HURON CONSULTING GROUP INC.
CONSOLIDATED BALANCE SHEETS
(In thousands, except share and per share amounts)
(Unaudited)

	June 30, 2022	December 31, 2021
Assets
Current assets:
Cash and cash equivalents	$11,958	$20,781
Receivables from clients, net	150,973	122,316
Unbilled services, net	118,825	91,285
Income tax receivable	677	8,071
Prepaid expenses and other current assets	21,279	15,229
Total current assets	303,712	257,682
Property and equipment, net	27,214	31,004
Deferred income taxes, net	1,775	1,804
Long-term investments	96,982	72,584
Operating lease right-of-use assets	32,018	35,311
Other non-current assets	64,096	68,191
Intangible assets, net	28,271	31,894
Goodwill	623,841	620,879
Total assets	$1,177,909	$1,119,349
Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$10,983	$13,621
Accrued expenses and other current liabilities	25,549	22,519
Accrued payroll and related benefits	92,738	139,131
Current maturities of long-term debt	—	559
Current maturities of operating lease liabilities	10,241	10,142
Deferred revenues	18,969	19,212
Total current liabilities	158,480	205,184
Non-current liabilities:
Deferred compensation and other liabilities	32,370	43,458
Long-term debt, net of current portion	342,000	232,221
Operating lease liabilities, net of current portion	49,093	54,313
Deferred income taxes, net	20,607	12,273
Total non-current liabilities	444,070	342,265
Commitments and contingencies
Stockholders’ equity
Common stock; $0.01 par value; 500,000,000 shares authorized; 23,492,632 and 24,364,814 shares issued, respectively	232	239
Treasury stock, at cost, 2,681,730 and 2,495,172 shares, respectively	(136,425)	(135,969)
Additional paid-in capital	374,280	413,794
Retained earnings	317,723	276,996
Accumulated other comprehensive income	19,549	16,840
Total stockholders’ equity	575,359	571,900
Total liabilities and stockholders’ equity	$1,177,909	$1,119,349

HURON CONSULTING GROUP INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(Unaudited)

	Six Months Ended June 30,
	2022	2021
Cash flows from operating activities:
Net income	$40,727	$18,202
Adjustments to reconcile net income to cash flows from operating activities:
Depreciation and amortization	13,766	12,923
Non-cash lease expense	3,174	3,301
Share-based compensation	15,166	11,566
Amortization of debt discount and issuance costs	397	397
Allowances for doubtful accounts	47	—
Deferred income taxes	7,089	(48)
Gain on sale of property and equipment, excluding transaction costs	(1,117)	(158)
Change in fair value of contingent consideration liabilities	33	42
Change in fair value of preferred stock investment	(26,964)	—
Other, net	—	(78)
Changes in operating assets and liabilities, net of acquisitions and divestiture:
(Increase) decrease in receivables from clients, net	(28,825)	(27,749)
(Increase) decrease in unbilled services, net	(28,329)	(36,088)
(Increase) decrease in current income tax receivable / payable, net	9,394	3,366
(Increase) decrease in other assets	3,984	(1,117)
Increase (decrease) in accounts payable and other liabilities	(13,524)	5,038
Increase (decrease) in accrued payroll and related benefits	(43,420)	(42,487)
Increase (decrease) in deferred revenues	(1,834)	(9,080)
Net cash used in operating activities	(50,236)	(61,970)
Cash flows from investing activities:
Purchases of property and equipment	(6,800)	(5,439)
Investment in life insurance policies	—	(77)
Purchases of businesses, net of cash acquired	(1,948)	(5,886)
Capitalization of internally developed software costs	(3,974)	(2,508)
Proceeds from note receivable	157	—
Proceeds from sale of property and equipment	4,750	158
Divestiture of business	207	—
Net cash used in investing activities	(7,608)	(13,752)
Cash flows from financing activities:
Proceeds from exercise of stock options	1,185	422
Shares redeemed for employee tax withholdings	(7,011)	(8,651)
Share repurchases	(52,443)	(35,243)
Proceeds from bank borrowings	224,000	139,000
Repayments of bank borrowings	(114,780)	(74,270)
Deferred payment on business acquisition	(1,875)	—
Net cash used in financing activities	49,076	21,258
Effect of exchange rate changes on cash	(55)	269
Net decrease in cash and cash equivalents	(8,823)	(54,195)
Cash and cash equivalents at beginning of the period	20,781	67,177
Cash and cash equivalents at end of the period	$11,958	$12,982

HURON CONSULTING GROUP INC.
SEGMENT OPERATING RESULTS AND OTHER OPERATING DATA
(Unaudited)

	Three Months Ended June 30,		Percent Increase (Decrease)	Six Months Ended June 30,		Percent Increase (Decrease)
Segment and Consolidated Operating Results (in thousands):	2022	2021		2022	2021
Healthcare:
Revenues	$128,474	$114,750	12.0%	$250,350	$210,725	18.8%
Operating income	$30,364	$30,527	(0.5)%	$58,396	$54,354	7.4%
Segment operating margin	23.6%	26.6%		23.3%	25.8%
Education:
Revenues	$88,225	$60,475	45.9%	$168,887	$111,817	51.0%
Operating income	$21,691	$14,142	53.4%	$35,997	$22,679	58.7%
Segment operating margin	24.6%	23.4%		21.3%	20.3%
Commercial:
Revenues	$56,626	$54,901	3.1%	$114,137	$110,797	3.0%
Operating income	$11,915	$11,040	7.9%	$24,129	$20,890	15.5%
Segment operating margin	21.0%	20.1%		21.1%	18.9%
Total Huron:
Revenues	$273,325	$230,126	18.8%	$533,374	$433,339	23.1%
Reimbursable expenses	7,492	3,252	130.4%	12,218	5,186	135.6%
Total revenues and reimbursable expenses	$280,817	$233,378	20.3%	$545,592	$438,525	24.4%

Segment operating income	$63,970	$55,709	14.8%	$118,522	$97,923	21.0%
Items not allocated at the segment level:
Other operating expenses	29,912	34,325	(12.9)%	63,460	63,134	0.5%
Depreciation and amortization	5,054	5,255	(3.8)%	10,100	10,420	(3.1)%
Total operating income	29,004	16,129	79.8%	44,962	24,369	84.5%
Other income (expense), net	(7,327)	122	N/M	14,842	(1,177)	N/M
Income before taxes	$21,677	$16,251	33.4%	$59,804	$23,192	157.9%
Other Operating Data:
Number of revenue-generating professionals by segment (at period end)(1)(6):
Healthcare	1,619	1,443	12.2%	1,619	1,443	12.2%
Education	1,407	885	59.0%	1,407	885	59.0%
Commercial (2)	1,217	1,131	7.6%	1,217	1,131	7.6%
Total	4,243	3,459	22.7%	4,243	3,459	22.7%
Revenue by capability:
Consulting and Managed Services (3)	$147,871	$145,004	2.0%	$298,455	$267,555	11.5%
Digital	125,454	85,122	47.4%	234,919	165,784	41.7%
Total	$273,325	$230,126	18.8%	$533,374	$433,339	23.1%
Number of revenue-generating professionals by capability (at period end)(1):
Consulting and Managed Services (4)	2,018	1,736	16.2%	2,018	1,736	16.2%
Digital	2,225	1,723	29.1%	2,225	1,723	29.1%
Total	4,243	3,459	22.7%	4,243	3,459	22.7%
Utilization rate by capability(5):
Consulting	73.2%	74.6%		72.4%	70.5%
Digital	74.3%	73.2%		73.6%	72.3%
(1)Consists of our full-time consultants who generate revenues based on the number of hours worked; full-time equivalents, which consists of coaches and their support staff within the Culture and Organizational excellence solution, consultants who work variable schedules as needed by clients, and full-time employees who provide software support and maintenance services to clients; and our Healthcare Managed Services employees who provide revenue cycle billing, collections insurance verification and change integrity services to clients.
(2)The majority of our revenue-generating professionals within our Commercial segment can provide services across all of our industries, including healthcare and education.
(3)Managed Services capability revenue within our Healthcare segment was $16.1 million and $14.0 million for the three months ended June 30, 2022 and 2021, respectively; and $29.9 million and $21.6 million for the six months ended June 30, 2022 and 2021, respectively.
Managed Services capability revenue within our Education segment was $3.9 million and $2.3 million for the three months ended June 30, 2022 and 2021, respectively; and $7.3 million and $4.5 million for the six months ended June 30, 2022 and 2021, respectively.
(4)The number of Managed Services revenue-generating professionals within our Healthcare segment as of June 30, 2022 and June 30, 2021 was 504 and 448, respectively.
The number of Managed Services revenue-generating professionals within our Education segment as of June 30, 2022 and June 30, 2021 was 96 and 51, respectively.
(5)Utilization rate is calculated by dividing the number of hours our billable consultants worked on client assignments during a period by the total available working hours for these billable consultants during the same period. Available hours are determined by the standard hours worked by each billable consultant, adjusted for part-time hours, and U.S. standard work weeks. Available working hours exclude local country holidays and vacation days. Utilization rates are presented for our revenue-generating professionals who primarily bill on an hourly basis. We have not presented utilization rates for our Managed Services professionals as most of the revenues generated by these employees are not billed on an hourly basis.
(6)During the first quarter of 2022, we reclassified certain Digital revenue-generating professionals within our Healthcare and Education segments to our Commercial segment as these professionals can provide services across all of our industries. This reclassification did not impact the total headcount within our Digital capability for any period. The prior period headcount has been revised for consistent presentation.
N/M - Not Meaningful

HURON CONSULTING GROUP INC.
RECONCILIATION OF NET INCOME
TO ADJUSTED EARNINGS BEFORE INTEREST, TAXES, DEPRECIATION AND AMORTIZATION (7)
(In thousands)
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2022	2021	2022	2021
Revenues	$273,325	$230,126	$533,374	$433,339
Net income	$13,875	$12,797	$40,727	$18,202
Add back:
Income tax expense	7,802	3,454	19,077	4,990
Interest expense, net of interest income	2,446	2,029	4,642	3,748
Depreciation and amortization	7,097	6,555	14,219	13,106
Earnings before interest, taxes, depreciation and amortization (EBITDA) (7)	31,220	24,835	78,665	40,046
Add back:
Restructuring charges	2,069	861	3,624	1,489
Other losses	21	—	33	42
Transaction-related expenses	—	(29)	50	141
Unrealized gain on preferred stock investment	—	—	(26,964)	—
Foreign currency transaction losses (gains), net	(100)	(48)	(81)	355
Adjusted EBITDA (7)	$33,210	$25,619	$55,327	$42,073
Adjusted EBITDA as a percentage of revenues (7)	12.2%	11.1%	10.4%	9.7%

HURON CONSULTING GROUP INC.
RECONCILIATION OF NET INCOME TO ADJUSTED NET INCOME (7)
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2022	2021	2022	2021
Net income	$13,875	$12,797	$40,727	$18,202
Weighted average shares - diluted	20,967	21,871	21,047	22,105
Diluted earnings per share	$0.66	$0.59	$1.94	$0.82
Add back:
Amortization of intangible assets	2,818	2,289	5,678	4,688
Restructuring charges	2,069	861	3,624	1,489
Other losses	21	—	33	42
Transaction-related expenses	—	(29)	50	141
Unrealized gain on preferred stock investment	—	—	(26,964)	—
Tax effect of adjustments	(1,301)	(827)	4,658	(1,685)
Total adjustments, net of tax	3,607	2,294	(12,921)	4,675
Adjusted net income (7)	$17,482	$15,091	$27,806	$22,877
Adjusted weighted average shares - diluted	20,967	21,871	21,047	22,105
Adjusted diluted earnings per share (7)	$0.83	$0.69	$1.32	$1.03

(7)    In evaluating the company’s financial performance and outlook, management uses earnings before interest, taxes, depreciation and amortization (“EBITDA”), adjusted EBITDA, adjusted EBITDA as a percentage of revenues, adjusted net income, and adjusted diluted earnings per share, which are non-GAAP measures. Management uses these non-GAAP financial measures to gain an understanding of the company's comparative operating performance (when comparing such results with previous periods or forecasts). These non-GAAP financial measures are used by management in their financial and operating decision making because management believes they reflect the company's ongoing business in a manner that allows for meaningful period-to-period comparisons. Management also uses these non-GAAP financial measures when publicly providing the company's business outlook, for internal management purposes, and as a basis for evaluating potential acquisitions and dispositions. Management believes that these non-GAAP financial measures provide useful information to investors and others in understanding and evaluating Huron’s current operating performance and future prospects in the same manner as management does, if they so choose, and in comparing in a consistent manner Huron’s current financial results with Huron’s past financial results. Investors should recognize that these non-GAAP measures might not be comparable to similarly titled measures of other companies. These measures should be considered in addition to, and not as a substitute for or superior to, any measure of performance, cash flows or liquidity prepared in accordance with accounting principles generally accepted in the United States.